UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2023

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in charter)

Delaware	001-40991	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 836-6858

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BSFC	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 6, 2023, Blue Star Foods Corp., a Delaware corporation (the “Company”), Taste of BC Aquafarms Inc., a corporation formed under the Province of British Columbia, Canada (“TOBC”) and Steve Atkinson and Janet Atkinson (each a “Seller” and collectively, the “Sellers”), entered into an agreement to waive a requirement in the First Amendment to Stock Purchase Agreement (the “Amendment”), entered into as of June 24, 2021, between the same parties, that an aggregate of 17,247 shares (after taking into account the Company’s 1:20 reverse stock split effective June 21, 2023) of common stock of the Company (“Additional Shares”) be held in escrow and be released from escrow and delivered to the Sellers, if at June 24, 2023, the twenty-four month anniversary of the closing of the acquisition of TOBC by the Company, TOBC had cumulative revenues of at least CAD$1,300,000, or if TOBC’s cumulative revenue has not reached CAD$1,300,000, the Sellers would be entitled to a prorated number of Additional Shares. Accordingly, on July 6, 2026, the Board of Directors of the Company authorized its escrow agent, to instruct the Company’s transfer agent to deliver 8,451 Additional Shares to Steve Atkinson and 8,796 Additional Shares to Janet Atkinson.

Item 1.02	Termination of a Material Definitive Agreement

On June 16, 2023, the Company terminated the loan and security agreement, dated March 31, 2021 (the “Loan Agreement”), between Lighthouse Financial Corp., a North Carolina corporation (“Lighthouse”) and the Company’s wholly-owned subsidiary, John Keeler & Co., Inc., d/b/a Blue Star Foods, a Florida corporation (“Keeler & Co.”) and its wholly-owned subsidiary, Coastal Pride Seafood, LLC, a Florida limited liability company (“Coastal Pride”) and paid a total of approximately $108,471 to Lighthouse which included, as of June 16, 2023, an outstanding principal balance of approximately $93,490, accrued interest of approximately $9,988, and other fees incurred in connection with the line of credit of approximately $4,991. Upon the repayment of the total outstanding indebtedness owing to Lighthouse, the Loan Agreement and all other related financing agreements and documents entered into in connection with the Loan Agreement were deemed terminated.

As previously reported, pursuant to the terms of the Loan Agreement, Lighthouse made available to Keeler & Co. and Coastal Pride (together, the “Borrowers”) a $5,000,000 revolving line of credit for a term of thirty-six months, renewable annually for one-year periods. Amounts due under the line of credit were represented by a revolving credit note issued to Lighthouse by the Borrowers. The line of credit was secured by a first priority security interest on all the assets of each Borrower. Pursuant to the terms of a guaranty agreement, the Company guaranteed the obligations of the Borrowers under the note and John Keeler, Executive Chairman and Chief Executive Officer of the Company, provided a personal guaranty of up to $1,000,000 to Lighthouse.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The issuances of the Additional Shares are exempt from registration under Section 4(a)(2) of Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Waiver Agreement, dated July 6, 2023, among the Company, Taste of BC Aquafarms Inc., Steve Atkinson and Janet Atkinson

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 11, 2023	BLUE STAR FOODS CORP.

	By:	/s/ John Keeler
John Keeler Executive Chairman and Chief Executive Officer